SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  May 15, 2000

                            ALCOA INC.

     (Exact name of registrant as specified in its charter)


        Pennsylvania              1-3610          25-0317820

(State or other jurisdiction  (Commission File  (I.R.S. Employer
      of incorporation)           Number)      Identification No.)


201 Isabella Street, Pittsburgh, Pennsylvania         15212-5858

  (Address of principal executive offices)            (Zip code)

        Office of Investor Relations       412-553-3042
        Office of the Secretary            412-553-4707

      (Registrant's telephone number including area code)


Item 5. Other Events.

B. Common Stock Split

On January 10, 2000, the board of directors of Alcoa declared a two-for-one common stock split, subject to approval by shareholders of an amendment to Alcoa's articles increasing the number of shares of authorized common stock. The articles amendment was approved by Alcoa shareholders at the company's annual meeting on May 12, 2000. Shareholders of record on May 26, 2000 will receive an additional common share for each share held. The additional shares will be distributd on June 9, 2000.

The following table restates previously issued financial information to reflect the aforementioned stock split:

                                           First Quarter
                                                2000           1999         1998        1997        1996        1995
                                                ----           ----         ----        ----        ----        ----
Sales                                        $ 4,531        $16,323      $15,340     $13,319      $13,061     $12,500
Net income*                                      355          1,054          853         805          515         791
  Earnings per common share
    Basic                                        .49           1.43         1.22        1.17          .74        1.11
    Diluted                                      .48           1.41         1.21        1.15          .73        1.10
Cash dividends paid per common share            .125           .403         .375        .244         .333        .225

* Includes net after-tax gains of $44 in 1997, and net after-tax charges of $122 in 1996 and $10 in 1995




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

                                ALCOA INC.


                                By  /s/Timothy S. Mock
Date: May 15, 2000                     Timothy S. Mock
                                       Vice President and Controller